Exhibit 99.77(q)(1)

ITEM 77Q1 – Exhibits

(a)(1)	Articles Supplementary regarding designation of Class P3 shares of Voya Corporate Leaders 100® Fund, Voya Mid Cap Research Enhanced Index Fund, and Voya Small Company Fund dated January 12, 2018 – Filed as an Exhibit to Post-Effective Amendment No. 220 to the Registrant’s Form N-1A Registration Statement filed on February 7, 2018, and incorporated herein by reference.

(b)(1)	Third Amended and Restated By-Laws dated March 18, 2018 – Filed herein.

(d)(1)	Amended Schedule A dated January 12, 2017 to the Amended and Restated Investment Management Agreement dated November 18, 2014, as amended and restated May 1, 2015, between Voya Investments, LLC and Voya Series Fund, Inc. – Filed as an Exhibit to Post-Effective Amendment No. 217 to the Registrant’s Form N-1A Registration Statement filed on November 15, 2017, and incorporated herein by reference.